Form N-SAR
Item 77 Q1
Exhibits
The RBB Fund, Inc.

(e).  1.  Form of Investment Advisory Agreement between The
RBB Fund, Inc. and Abundance Technologies, Inc. with respect to the Free Market U.S. Equity Fund, Free Market International Equity Fund and Free Market Fixed-Income Fund dated September 29, 2006 is incorporated herein by reference as exhibit (d)(22) to Registrant's Post-Effective Amendment No. 112 as filed electronically with the SEC on June 1, 2007 (Accession No. 0001193125-07-127937).